Exhibit 99.3

RESOURCE REAL ESTATE OPPORTUNITY REIT, INC.

RESOURCE REAL ESTATE OPPORTUNITY REIT, INC.
1845 WALNUT STREET, 17TH FLOOR
PHILADELPHIA, PA 19103

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D26487-S12359

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THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

RESOURCE REAL ESTATE OPPORTUNITY REIT, INC.

The Board of Directors recommends you vote FOR the following proposal:	**For**	**Against**	**Abstain**
1. A proposal to approve the merger of Resource Real Estate Opportunity REIT, Inc. ("REIT I") with and into Revolution I Merger Sub, LLC, a wholly owned subsidiary of Resource Real Estate Opportunity REIT II, Inc. ("REIT II"), pursuant to the Agreement and Plan of Merger, dated as of September 8, 2020, by and among REIT I, REIT II, and the other parties thereto, which we refer to as the "Merger Proposal."	☐	☐	☐
The Board of Directors recommends you vote FOR the following proposal:	**For**	**Against**	**Abstain**
2. A proposal to approve the amendment of the charter of REIT I to remove the provision related to "Roll-Up Transactions" in connection with the Merger, which we refer to as the "Charter Amendment Proposal."	☐	☐	☐
The Board of Directors recommends you vote FOR the following proposal:	**For**	**Against**	**Abstain**
3. A proposal to adjourn the Special Meeting to solicit additional proxies in favor of the Merger Proposal and/or the Charter Amendment Proposal if there are not sufficient votes to approve the Merger Proposal and/or the Charter Amendment Proposal, if necessary and as determined by the chair of the Special Meeting.	☐	☐	☐

NOTE: IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY BE BROUGHT BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

D26488-S12359  RESOURCE REAL ESTATE OPPORTUNITY REIT, INC.Special Meeting of Stockholders January 26, 2021 10:00 AM ESTThis proxy is solicited by the Board of DirectorsThe stockholder(s) hereby appoint(s) Alan F. Feldman and Shelle Weisbaum, or either of them, as proxies, each with the power to appoint (his/her) substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of RESOURCE REAL ESTATE OPPORTUNITY REIT, INC. that the stockholder(s) is/are entitled to vote at the Special Meeting of Stockholders to be held at 10:00 AM EST on January 26, 2021, or any adjournment or postponement thereof.If you sign your proxy card or voting instruction card with no further instructions, the shares will be voted in accordance with the recommendations of the Board, FOR Proposal 1, FOR Proposal 2 and FOR Proposal 3.Continued and to be signed on reverse side  Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:The Notice and Proxy Statement is available at www.proxyvote.com/RREO.